                                                                    Exhibit 23.2

             Consent of Walpert & Wolpoff, LLP, Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our report dated September 18, 2003, with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.

Registration Statements on Form S-3:

Registration Number                    Date Filed

333-50426                              November 28, 2001

Registration Statements on Form S-8:

Registration Number     Name                                                 Date Filed
-------------------     ----                                                 ----------
333-14429               1996 Amended and Restated 1987 Stock Option Plan     October 18, 1996
                        1996 Equity Incentive Plan
                        1996 Non-Employee Directors' Stock Option Plan
                        Employee Stock Purchase Plan
333-56079               1996 Equity Incentive Plan                           June 4, 1998
                        Employee Stock Purchase Plan
333-59569               1998 Non-Officer Stock Option Plan                   July 22, 1998
333-85939               1996 Equity Incentive Plan                           August 26, 1999
                        Employee Stock Purchase Plan
                        1998 Non-Officer Stock Option Plan
333-107017              Restricted Stock Award Plan                          July 14, 2003
333-108354              2002 Stock Option Plan                               August 29, 2003




Baltimore, Maryland
September 26, 2003